As filed with the Securities and Exchange Commission on March 23, 1999


                                                      Registration No. 333-52021
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------


                                AMENDMENT No. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

         PSSFC EQUIPMENT LEASE TRUST--PSSFC EQUIPMENT LEASE MASTER TRUST PSSFC AUTO RECEIVABLES TRUST--PSSFC AUTO RECEIVABLES MASTER TRUST



                          PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION
             (Exact name of registrant as specified in its charter)
                   (As sponsor of the Trusts described herein)


                              One New York Plaza
                            New York, New York 10292            13-3526694
                                 (212) 778-1000              (I.R.S. Employer
        Delaware       (Address of registrant's principal     Identification
     (Jurisdiction)            executive offices)                  No.)
                              -------------------

                                   Joe Donovan
                          Prudential Securities Secured
                              Financing Corporation
                               One New York Plaza
                            New York, New York 10292
                     (Name and address of agent for service)
                               -------------------

                                   Copies to:


                          Christopher J. DiAngelo, Esq.

                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

======================================================================================
                                           Proposed        Proposed
                                            Maximum         Maximum         Amount of
Title of Securities      Amount Being   Offering Price    Aggregate       Registration
Being Registered          Registered     Per Unit(1)   Offering Price(1)      Fee
-------------------------------------------------------------------------------------

Asset Backed Securities..$750,000,000(2)      100%       $750,000,000   $208,500.00(3)

======================================================================================

(1) Estimated solely for purposes of calculating the registration fee.


(2) In accordance with Rule 429 of the Securities and Exchange Commission's Rules and Regulations under Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3 (Registration No. 33-84918) (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($35,187,000 as of February 1, 1999) shall be carried forward to this Registration Statement.

(3) $198,440.00 is paid pursuant to this Registration Statement. $278.00 was previously paid pursuant to this Registration Statement. The remaining $10,060.00 of such amount is attributable to the amount carried forward from the Prior Registration Statement for which a filing fee was paid at the time of registration


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectuses contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 33-84918).

================================================================================

PROSPECTUS
--------------------------------------------------------------------------------
              Equipment Lease Backed Securities Issuable in Series

                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,

                                    Depositor

      This Prospectus describes certain Equipment Lease Backed Notes (the "Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

      Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include a security interest in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

      Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
      Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------

              The date of this Prospectus is ____________________.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, Suite 1400, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

      Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

      The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Joe Donovan (212) 778-1000.

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                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer..................   With respect to each series of Securities, either the
                           Depositor, a special-purpose finance subsidiary of the Depositor which may be organized and established by the Depositor with respect to one or more Trust
                           Funds (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term
                           "Transferor". The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related
                           Securities. See "The Issuer."

Depositor...............   Prudential Securities Secured Financing Corporation,
                           formerly known as P-B Secured Financing Corporation
                           (the "Depositor"), a Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated The Depositor's principal executive offices are located at One New
                           York Plaza, New York, New York 10292, and its telephone number is (212) 778-1000. See "The
                           Depositor."

Servicer................   The Servicer for each Trust Fund will be specified in
                           the applicable Prospectus Supplement. The Servicer will service the Receivables comprising each Trust
                           Fund and administer each Trust Fund pursuant to the related Servicing Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under each Servicing Agreement to qualified subservicers (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Receivables."

Originator(s)...........   The Depositor will acquire the Receivables from one
                           or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). The Receivables will be either (i) originated by the related Originator, (ii) originated by various manufacturers of Equipment ("Vendors") and acquired by the related Originator or (iii) acquired by the related Originator from other originators or owners of Receivables. In addition, to the extent that the Depositor acquires Receivables directly from a Vendor, such Vendor will be the Originator for purposes of the related Receivables and this Prospectus. See "The Originator and the Servicer".

Trustee.................   The Trustee for each series of Securities will be
                           specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

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                                       3

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The Securities..........   Each Class of Securities of any series will evidence
                           beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of finance leases, installment sale contracts, loan contracts or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund also may include a security interest in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" and together with the Contracts, the "Receivables").

                           The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial
                           Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. Such Equipment will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

                           No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, the Receivables may generally include Contracts and a security interest in Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment", a security interest in which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

                           If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified
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                                       4

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                           in the related Prospectus Supplement, a reserve
                           account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                           With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Depositor and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                           With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                           The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                           In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                        Securities Will Be Non-Recourse.

                           The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership

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                                       5

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                           interest in the related Trust, such Securities will
                           represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                        General Nature of the Securities as Investments.

                           All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                           Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                           Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                           A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                           If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the

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                                       6

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                           "Subordinate Securities") in respect of certain
                           distributions of principal and interest and allocations of losses on Receivables.

                           In addition, certain Classes of Senior (or
                           Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                        General Payment Terms of Securities.

                           As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                           The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                           Each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                           In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee

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                           (and held in certain temporary investments, including
                           Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                           Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                           As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

No Investment Companies..  Neither the Depositor nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Equity Interest.....   With respect to each Trust, the "Equity Interest" at
                           any time represents the rights to the related Trust
                           Fund in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Equity Interest in any Trust Fund will fluctuate as the aggregate Discounted Contract
                           Balance of such Trust Fund changes from time to time.
                           In addition, the Depositor may cause one or more of the Trusts (such a Trust, a xxxxx "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master
                           Trust to the extent of the aggregate principal amount of the Securities. See "Description of Securities --
                           Master Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series.......   As may be described in the related Prospectus
                           Supplement, a Trust Agreement may authorize the Trustee to issue certificates (the "Equity
                           Certificates") evidencing the Equity Interest in a Master Trust, and may provide that, pursuant to any one or more supplements to such Trust Agreement, the Depositor may cause the related Trustee to issue one or more new series of Securities and accordingly cause a reduction in the related Equity Interest in such Master Trust represented by the related Equity
                           Certificate. Under each such Trust Agreement (each, a
                           "Master Trust Agreement"), the Depositor may determine the terms of any such new series. See
                           "Description of the Securities -- Master Trusts."

                           The Depositor may cause the related Trustee to offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration

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                           thereunder, directly or through one or more
                           underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                           A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, among others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization..  As described in the related Trust Agreement and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Fund only.

                           However, as may be described in the related
                           Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Fund..............   As specified in the related Prospectus Supplement,
                           each Trust Fund will consist of the related
                           Contracts, and may include a security interest in the related Equipment. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust
                           Agreement -- Credit and Cash Flow Enhancement." The
                           Contracts are obligations for the lease (a "Lease") or purchase of the Equipment, or evidence borrowings used to acquire the Equipment, entitling the obligor thereunder (the "Lessor") to payments of rent and related payments and to either the return of the Equipment at the termination of the related Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the "Lessee").

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                           The Leases will consist of finance leases. "Finance
                           Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a Lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the Lease transfers title and ownership of the Equipment to the Lessee by the end of the Lease term; (2) the Lease contains a bargain purchase option; (3) the Lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum Lease payments is at least 90% of the fair market value of the Equipment at inception of the Lease. Installment sale contracts and loan contracts (the "Purchase Contracts") secured by the related Equipment provide for scheduled payments which fully amortize the amount financed by an obligor. The related Prospectus Supplement will describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                           The Receivables comprising a Trust Fund will be acquired by the Depositor from the related Originator; such Receivables will have theretofore been either (i) originated by such Originator, (ii) originated by Vendors and acquired by such Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                           With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                           The "Discounted Contract Balance" of a Contract as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                           In addition, if so specified in the related
                           Prospectus Supplement, the Trust Fund will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to

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                           time during the "Pre-Funding Period" specified in the
                           related Prospectus Supplement.

                           If and to the extent provided in the related
                           Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of
Securities..............   Securities may be represented by global securities
                           registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related
                           Prospectus Supplement. See "Description of the
                           Securities -- Book Entry Registration" herein.

Credit and Cash Flow
Enhancement.............   If and to the extent specified in the related
                           Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related
                           Prospectus Supplement (a "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                           Supplement. See "Description of the Trust Agreement
                           -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement...............   As more fully described in the related Prospectus
                           Supplement, the Depositor and/or the related
                           Originator will be obligated to acquire from the related Trust Fund any Receivable transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related
                           Originator with respect to such Receivable, which breach has not been cured. To the extent that the Depositor so acquires any Receivables, the related
                           Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which the related
                           Originator has breached a representation or warranty is subject to the related Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain
                           Receivables or substitute other Receivables for such Receivable held by a Trust Fund, subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

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Servicer's Compensation..  The Servicer shall be entitled to receive a fee for servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements--Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Contracts........   With respect to the transfer of the Contracts to the
                           related Trust pursuant to a Pooling Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Depositor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Depositor with respect to the security interest in the Equipment.

                           Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Risk Factors -- Certain Legal Aspects" and "Interests in the Conveyed Property -- UCC and Bankruptcy Considerations."

Optional Termination....   The related Servicer, the related Originator, the
                           Depositor, or, if specified in the related Prospectus
                           Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust
                           Agreement - Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination...   The Trustee, the related Servicer or certain other
                           entities specified in the related Prospectus
                           Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in "The
                           Trust Agreement - Termination; Retirement of
                           Securities" and in the related Prospectus Supplement.

Tax Considerations......   Securities of each series offered hereby will, for
                           federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust
                           Securities"), (ii) debt issued by a Trust or by the Depositor ("Debt

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                           Securities") or (iii) interests in a Trust which is
                           treated as a partnership ("Partnership Interests").

                           The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                           Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations....   The Prospectus Supplement for each series of
                           Securities will summarize, subject to the limitations discussed therein, considerations under the Employee
                           Retirement Income Security Act of 1974, as amended
                           ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings.................   Each Class of Securities offered pursuant to this
                           Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange
                           Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating
                           Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                           The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

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                                  RISK FACTORS

      Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

      Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

      Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

      Security Interest in the Equipment. Unless otherwise described in the related Prospectus Supplement, the related Originator will also contribute a security interest in all of its right, title and interest in and to the related Equipment to the Depositor. The Receivables Acquisition Agreement shall require the Originator to make certain representations and warranties with respect to the security interest in the Equipment. The Depositor shall pledge a security interest in all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Depositor shall warrant that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

      As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Originators nor the Depositor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the

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Originators nor the Depositor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date such Trust Fund receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

      Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

      In the event that the Depositor or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

      Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

      Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

      With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

      The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

      Lessees of the Equipment may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

      Equipment Obsolescence. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

      Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

      Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

      Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities Master Trusts."

      Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

      Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

      Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

      Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

      Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

      The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

      Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

      Certain UCC Considerations. Certain states have adopted a version of
Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

      Contracts Related to Software and Services. Certain Contracts, as described in the related Prospectus Supplement, may relate to software and services that are not owned by the related Originator and in which no related interest will be transferred to the Issuer. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.

                                 THE TRUST FUNDS

      The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the proceeds of any repossessed Equipment related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

      The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various Vendors and acquired by the related Originator or (iii) acquired by the related Originator from originators or other lessors of Receivables.

      The Equipment underlying the Receivables included in each Trust Fund will be limited to personal property which is leased or financed by the related Originator to the Lessee pursuant to Contracts which either are "chattel paper" (as defined in the Uniform Commercial Code) or would be "chattel paper" but for a technical definitional matter, but in any event are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Equipment underlying the Receivables will be further limited to personal property which is subject to Uniform Commercial Code provisions relating to title transfer, security interests and remedies on default and further limited to Equipment leased to the related Lessee for use by such Lessee in the ordinary course of business or for home use such as medical equipment, restaurant equipment, film and video production equipment, other industrial and production equipment, data processing equipment, telecommunications equipment, office equipment and furniture.

      No Trust Fund will include Receivables with respect to which the related Contract or the related Equipment is subject to federal or state registration or titling requirements which (x) differ materially from, or supplant, standard Uniform Commercial Code provisions governing the manner in which title or security interests in "chattel paper" (as defined in the Uniform Commercial
Code) or the related equipment is determined or perfected or (y) differ materially from, or supplant, standard Uniform Commercial Code provisions governing remedies on default. By way of illustration of the foregoing, no Trust Fund will include Receivables with respect to which the underlying Contracts or Equipment relate to motor vehicles, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected. However, Receivables may include Contracts and a security interest in Equipment relating to individual, discrete components of assets such as the foregoing; for example a leased computer on the ship may qualify as "Equipment", a security interest in which may be included in a Trust Fund, provided that both the lease and the computer are generally within the scope of the Uniform Commercial Code.

      The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

      With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or
(ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

      The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.

                                   THE ISSUERS

      With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

      Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

      If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Contracts, and the proceeds from the sale of Equipment which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                 THE RECEIVABLES

Receivables Pools

      Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

Delinquencies, Repossessions, and Net Losses

      Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

Maturity and Prepayment Considerations

      As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

      The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

      The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

      The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

                                  POOL FACTORS

      The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

      As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

      The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

      As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

      Neither the Depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                                   THE TRUSTEE

      The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

      With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          DESCRIPTION OF THE SECURITIES

General

      The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

      All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

      The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

      Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

      A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

      In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

      As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

      The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

      Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

      In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

      Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

      Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

      As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

      As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

      Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

      Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Book-Entry Registration

      As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

      Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

      Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

      Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

      With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

            (i) the amount of the distribution with respect to each class of Securities;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

            (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

            (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

            (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

      Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

      The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

      On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

      As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an

Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Accounts

      With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

      Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

      For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

      To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

The Servicer

      The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

      Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.

Servicing Procedures

      Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

      The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

      With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

      As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

      Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

      The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the related Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

      With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

      With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

      The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

      Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

      Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

      Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

      Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

      Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

Servicer Default

      Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

      As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

      With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

      As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

      As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

      Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

      With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

      If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

      The Contracts that comprise the Receivables will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor, the related Servicer and/or the related Originator(s) will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the related Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

The Equipment

      The related Originator will convey a security interest in the related Equipment to the Depositor. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the related Servicer on behalf of the Trust.

      In the event of a default by the Lessee, the related Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

      In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the related Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Trust Fund, re - lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

      Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

      In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Fund, the related Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that such Servicer elects to repossess and sell such leased Equipment at any time.

      Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the related Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the related Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

      In addition, certain of the Receivables may be leased by the Originator to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

      These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                           CERTAIN TAX CONSIDERATIONS

      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

      The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION

      The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

      The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

            1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

            2. By placements by the Depositor with institutional investors through dealers;

            3. By direct placements by the Depositor with institutional investors; and

            4. By competitive bid.

      In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

      If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

      In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

      Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

      Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

      A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

      This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities...........................................................6
Additional Receivables......................................................11
Article 2A..................................................................18
Bankruptcy Code.............................................................37
Cede........................................................................11
CEDEL Participants..........................................................27
Certificates..............................................................1, 4
Class........................................................................1
clearing agency.............................................................25
clearing corporation........................................................25
Collection Account..........................................................30
Collection Period...........................................................31
Commission...................................................................2
Contracts.................................................................1, 4
Cooperative.................................................................27
Credit Enhancement..........................................................17
Credit Enhancer.............................................................17
Debt Securities.............................................................13
Debtors.....................................................................15
Definitive Securities.......................................................28
Depositaries................................................................25
Depositor................................................................3, 21
Direct Participants.........................................................17
Discounted Contract Balance.................................................10
Distribution Account........................................................30
DTC.........................................................................11
Eligible Deposit Account....................................................30
Eligible Institution........................................................30
Eligible Investments........................................................30
Equipment.............................................................1, 4, 19
Equity Certificates..........................................................8
Equity Interest..............................................................8
ERISA.......................................................................13
Euroclear Operator..........................................................27
Euroclear Participants......................................................27
Event of Default............................................................28
Exchange Act.............................................................2, 13
FASB 13.....................................................................10
Finance Leases..............................................................10
Finance Subsidiary..........................................................15
Fixed Income Securities......................................................6
Grantor Trust Securities....................................................12
Indenture....................................................................5
Indenture Trustee............................................................5
Indirect Participants...................................................17, 25
Insolvency Laws.............................................................15
Interest Rate.............................................................2, 6
investment company...........................................................8
Investment Company Act.......................................................8

Investment Earnings.........................................................30
Issuer...................................................................3, 19
Lease........................................................................9
Lessee.......................................................................9
Lessor.......................................................................9
Master Trust.................................................................8
Master Trust Agreement.......................................................8
Master Trust New Issuance...................................................24
Notes.....................................................................1, 4
Originator................................................................1, 3
Participants................................................................25
Partnership Interests.......................................................13
Pass-Through Rate............................................................2
Payment Date.................................................................7
Policy....................................................................1, 4
Pool Balance................................................................21
Pool Factor.................................................................21
Pooling Agreement............................................................5
Pre-Funding Account.........................................................10
Pre-Funding Period..........................................................11
Prepayment..................................................................17
Prospectus Supplement........................................................1
Purchase Contracts..........................................................10
Rating Agencies.............................................................13
Ratings Effect..........................................................17, 25
Receivables...........................................................1, 4, 31
Receivables Acquisition Agreement...........................................19
Record Date..................................................................7
Registration Statement.......................................................2
Remittance Period............................................................7
Securities...........................................................1, 12, 13
Securities Act...............................................................2
Security Insurer............................................................11
Securityholder..............................................................26
Securityholders..........................................................7, 33
Senior Securities............................................................6
Servicer..................................................................1, 3
Servicer Default............................................................34
Servicer Defaults...........................................................33
Servicing Agreement..........................................................5
Servicing Fee...............................................................32
Servicing Fee Rate..........................................................32
Strip Securities.............................................................6
Subordinate Securities.......................................................7
Sub-Servicer.................................................................3
Terms and Conditions........................................................27
The Trust Agreement.........................................................22
Transferor...................................................................3
Trust.....................................................................1, 3
Trust Accounts..............................................................30
Trust Agreement..........................................................5, 29
Trust Fund................................................................1, 4
Trustee......................................................................5
Vendors......................................................................3

===============================================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter(s). This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.

                          ---------------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                   Prospectus

                                                                          Page
                                                                          ----
PROSPECTUS SUPPLEMENT.......................................................2
AVAILABLE INFORMATION.......................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................2
REPORTS TO SECURITYHOLDERS..................................................2
SUMMARY OF TERMS............................................................3
RISK FACTORS...............................................................14
THE TRUST FUNDS............................................................18
THE ISSUERS................................................................19
THE RECEIVABLES............................................................20
POOL FACTORS...............................................................21
USE OF PROCEEDS............................................................21
THE DEPOSITOR..............................................................21
THE TRUSTEE................................................................22
DESCRIPTION OF THE SECURITIES..............................................22
DESCRIPTION OF THE TRUST AGREEMENTS........................................29
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................36
CERTAIN TAX CONSIDERATIONS.................................................38
ERISA CONSIDERATIONS.......................................................38
METHODS OF DISTRIBUTION....................................................38
LEGAL OPINIONS.............................................................39
FINANCIAL INFORMATION......................................................39
ADDITIONAL INFORMATION.....................................................40
INDEX OF TERMS..............................................................i

                         -----------------------------

      Until _____________, 199_(90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriter(s) and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 EQUIPMENT LEASE
                                     BACKED
                                SECURITIES 199_-_

                         ------------------------------
                              PROSPECTUS SUPPLEMENT
                         ------------------------------

                                  [Underwriter]

===============================================================================

PROSPECTUS
--------------------------------------------------------------------------------

              Auto Receivables Backed Securities Issuable in Series

                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,
                                    Depositor

      This Prospectus describes certain Auto Receivables Backed Notes (the "Notes) and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."


      Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.


      Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

      Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

--------------------------------------------------------------------------------

                The date of this Prospectus is __________, 1994.

                              PROSPECTUS SUPPLEMENT

            The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables, (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

            The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, Suite 1400, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements, and other items. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

            No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

            Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

            The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Joe Donovan.

--------------------------------------------------------------------------------

                               SUMMARY OF TERMS

            The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer..................   With respect to each series of Securities, either the
                           Depositor, a special-purpose finance subsidiary of the Depositor which may be organized and established by the Depositor with respect to one or more Trust
                           Funds (each such special-purpose finance subsidiary, a "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term
                           "Transferor". The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related
                           Securities. See "The Issuer."

Depositor...............   Prudential Securities Secured Financing Corporation,
                           formerly known as P-B Secured Financing Corporation
                           (the "Depositor"), a Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential Securities Incorporated The Depositor's principal executive offices are located at One New
                           York Plaza, New York, New York 10292, and its telephone number is (212) 778-1000. See "The
                           Depositor."

Servicer................   The Servicer for each Trust Fund will be specified in
                           the applicable Prospectus Supplement. The Servicer will service the Receivables comprising each Trust
                           Fund and administer each Trust Fund pursuant to the related Servicing Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under each Servicing Agreement to qualified subservicers (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Receivables."

Originator(s)...........   The Depositor will acquire the Receivables from one
                           or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). The Receivables will be either (i) originated by the related Originator, (ii) originated by various manufacturers of Vehicles
                           ("Manufacturers") and acquired by the related
                           Originator, (iii) originated by various dealers, which may or may not be affiliated with one or more
                           Manufacturers ("Dealers", and together with
                           Manufacturers, "Vendors") or (iv) acquired by the related Originator from other originators or owners of Receivables. In addition, to the extent that the Depositor acquires Receivables directly from a Vendor, such Vendor will be the Originator for purposes of the related Receivables and this Prospectus. See "The Originator" and "The Servicer" in the related Prospectus Supplement.

Trustee.................   The Trustee for each series of Securities will be
                           specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The Securities..........   Each Class of Securities of any series will evidence
                           beneficial ownership in a segregated pool of assets
                           (each, a "Trust Fund") (such Securities,
                           "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such
                           Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund also may include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof
                           (the "Vehicles" and together with the Contracts, the "Receivables").

                           Each Trust Fund will include Receivables with respect to which the related Contract or the related underlying Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.


                           If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                           With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Depositor and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                           With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                           The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                           In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                        Securities Will Be Non-Recourse.

                           The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                        General Nature of the Securities as Investments.

                           All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                           Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities""). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                           Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                           A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                           If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                           In addition, certain Classes of Senior (or
                           Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                      General Payment Terms of Securities.

                           As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                           The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                           Each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which

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                           will be followed by an amortization period. Any such
                           interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                           In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                           Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                           As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

No Investment Companies.   Neither the Depositor nor any Trust will register as
                           an "investment company" under the Investment Company
                           Act of 1940, as amended (the "Investment Company
                           Act").

The Equity Interest.....   With respect to each Trust, the "Equity Interest" at
                           any time represents the rights to the related Trust
                           Fund in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Equity Interest in any Trust Fund will fluctuate as the aggregate Discounted Contract
                           Balance of such Trust Fund changes from time to time.
                           In addition, the Depositor may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master Trust to the extent of the aggregate principal amount of the Securities. See "Description of Securities -- Master
                           Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series.......   As may be described in the related Prospectus
                           Supplement, a Trust Agreement may authorize the Trustee to issue certificates (the "Equity
                           Certificates") evidencing the Equity Interest in a Master Trust, and may provide that, pursuant to any one or more supplements to such Trust Agreement, the Depositor may cause the related Trustee to issue one or more new series of Securities and accordingly cause a reduction in the related Equity Interest in such Master Trust represented by the related Equity
                           Certificate. Under each such Trust Agreement (each, a
                           "Master Trust Agreement"), the Depositor may determine the terms of any such new series. See
                           "Description of the Securities -- Master Trusts."

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                           The Depositor may cause the related Trustee to offer
                           any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                           A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, among others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization.   As described in the related Trust Agreement and the
                           related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Fund only.

                           However, as may be described in the related
                           Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).


Trust Funds.............   As specified in the related Prospectus Supplement,
                           each Trust Fund will consist of the related
                           Contracts, and may include a security interest in the related Vehicles. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See
                           "Description of the Trust Agreement -- Credit and
                           Cash Flow Enhancement." The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to acquire the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple
                           Interest Contracts. Generally, "Rule of 78s
                           Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s
                           Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the


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                                       9
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                           principal amount financed and finance charges in an
                           amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

                           Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

                           "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                           If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s

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                           Contract calculated in accordance with the Rule of
                           78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

                           The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                           The Receivables comprising a Trust Fund will be acquired by the Depositor from the related Originator; such Receivables will have theretofore been either (i) originated by such Originator, (ii) originated by Vendors and acquired by such Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                           With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                           The "Discounted Contract Balance" of a Contract as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

                           In addition, if so specified in the related
                           Prospectus Supplement, the Trust Fund will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                           If and to the extent provided in the related
                           Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the

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                           "Additional Receivables") from time to time during
                           any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of
Securities .............   Securities may be represented by global securities
                           registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related
                           Prospectus Supplement. See "Description of the
                           Securities -- Book Entry Registration" herein.

Credit and Cash Flow
Enhancement.............   If and to the extent specified in the related
                           Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related
                           Prospectus Supplement (a "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                           Supplement. See "Description of the Trust Agreement
                           -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement...............   As more fully described in the related Prospectus
                           Supplement, the Depositor and/or the related
                           Originator will be obligated to acquire from the related Trust Fund any Receivable transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related
                           Originator with respect to such Receivable, which breach has not been cured. To the extent that the Depositor so acquires any Receivables, the related
                           Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which the related
                           Originator has breached a representation or warranty is subject to the related Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain
                           Receivables or substitute other Receivables for such Receivable held by a Trust Fund, subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Servicer's Compensation.   The Servicer shall be entitled to receive a fee for
                           servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements -- Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Contracts........   With respect to the transfer of the Contracts to the
                           related Trust pursuant to a Pooling Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Depositor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the

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                           grant of a security interest in the Contracts. Each
                           Prospectus Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Depositor with respect to the Vehicles.

                           Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Prospectus Supplement will specify whether, due to the administrative burden and expense, the Depositor, the related Servicer or the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                           Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the Receivables."

Optional Termination....   The related Servicer, the related Originator, the
                           Depositor, or, if specified in the related Prospectus
                           Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust
                           Agreement - Termination; Retirement of Securities" and in the related Prospectus Supplement.

Mandatory Termination...   The Trustee, the related Servicer or certain other
                           entities specified in the related Prospectus
                           Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in "The
                           Trust Agreement - Termination; Retirement of
                           Securities" and in the related Prospectus Supplement.

Tax Considerations......   Securities of each series offered hereby will, for
                           federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust
                           Securities"), (ii) debt issued by a Trust or by the Depositor ("Debt Securities") or (iii) interests in a Trust which is treated as a partnership ("Partnership
                           Interests").

                           The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

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                                       13
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                           Investors are advised to consult their tax advisors
                           and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus
                           Supplement.

ERISA Considerations....   The Prospectus Supplement for each series of
                           Securities will summarize, subject to the limitations discussed therein, considerations under the Employee
                           Retirement Income Security Act of 1974, as amended
                           ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings.................   Each Class of Securities offered pursuant to this
                           Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange
                           Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating
                           Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                           The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

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                                       14
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                                  RISK FACTORS

            Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

            Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

            Ownership of Contracts. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Depositor will warrant in a Trust Agreement (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) and the Depositor will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

            Security Interests. The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account. See "Certain Legal Aspects of the Receivables".

            Restrictions on Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors


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thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

            In the event that the Depositor or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

            Insolvency and Bankruptcy Matters. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

            Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

            With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

            For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

            The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

            Obligors of the Vehicles may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

            Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Originator is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

            In addition to physical damage insurance which may be required to be maintained by the Obligors pursuant to the Receivables, each Vehicle, as specified in the related Prospectus Supplement, may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance (the "VSI Insurance Policy") which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such vehicle and (ii) inability to locate such vehicle or the related Obligor. The VSI Insurance Policy generally provides coverage in an amount equal to the lowest of: (i) the actual cash value of such Vehicle at the time of loss or damage, plus $3,000; (ii) the cost of repair or replacement of such Vehicle; (iii) the unpaid principal balance, not more than 120 days past due, computed as of the date of loss, of the related Receivable, less interest, insurance, finance and other carrying charges; and (iv) $50,000. Accordingly, recovery under the VSI Insurance Policy may be less than the outstanding principal and interest due on the related Receivable. In the event of any such shortfall Securityholders could suffer a loss on their investment.

            Delinquencies. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its equipment lease portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

            Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

            Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."

            Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

            Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

            Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

            Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

            Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

            The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

            Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

                                THE TRUST FUNDS

            The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement,
(iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one ore more classes of Securities.

            The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various manufacturers and acquired by the related Originator, (iii) originated by various Dealers and acquired by the related Originator or (iv) acquired by the related Originator from originators or owners of Receivables.


            Each Trust Fund will include Receivables with respect to which the related Contract or the related underlying Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.


            The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

            With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

            The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.

                                 THE ISSUERS

            With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

            Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

            If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                 THE RECEIVABLES

Receivables Pools

            Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.

The Contracts

            As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

            Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or
(iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

            "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

            If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

Delinquencies, Repossessions, and Net Losses

            Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

Maturity and Prepayment Considerations

            As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

            The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables From Originators

            The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

            The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing equipment leases in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

                                  POOL FACTORS

            The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

            As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

            The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

            Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

            As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

            As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

            Neither the Depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                                   THE TRUSTEE

            The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

            With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          DESCRIPTION OF THE SECURITIES

General

            The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

            All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

            The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

            Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

            A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

            If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

            In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

            As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

            The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

            Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

            In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

            Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

            Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

            As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Master Trusts

            As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

            Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

            Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

Book-Entry Registration

            As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

            Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

            DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

            Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

            Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

            The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

            Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

            Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

            DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

            CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

            Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

            Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

            As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

            Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

            Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

            Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

            With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

                  (i) the amount of the distribution with respect to each class of Securities;

                  (ii) the amount of such distribution allocable to principal;

                  (iii) the amount of such distribution allocable to interest;

                  (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

                  (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                  (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

                  (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

                  (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

            Each amount set forth pursuant to subclauses (i), (ii), (iii) and
(v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

            Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

            The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Acquisition of the Receivables Pursuant to a Receivables Acquisition Agreement

            On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

            As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Accounts
            With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

            Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

            For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

            The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

            To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

The Servicer

            The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

            Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.

Servicing Procedures

            Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

            The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.


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

Payments on Receivables

            With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

Servicing Compensation

            As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

            Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

            The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

            With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

            With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

            The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

            The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Statements to Indenture Trustees and Trustees

            Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

            Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

            Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

            Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

            Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

            Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

            Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

Servicer Default

            Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Default

            As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

Waiver of Past Defaults

            With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust

Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendment

            As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be describe in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

Insolvency Event

            As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Fund, the related Trust will terminate, and the Receivables held in the related Trust Fund will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Depositor) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

            Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Depositor, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Termination

            With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

            If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

            As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

            The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account.

Security Interests in the Financed Vehicles

            General

            Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

            Unless otherwise specified in the related Prospectus Supplement, all of the Contracts acquired from Originators name the related Originator as obligee or assignee and as the secured party. As specified in the related Prospectus Supplement, the related Originator will represent that it has taken all actions necessary under the laws of the state in which the related vehicles are titled to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

            Perfection

            Pursuant to the related Receivables Acquisition Agreement, the Originator will sell and assign the Receivables and its security interests in the Vehicles to the Depositor and, pursuant to the related Trust Agreement, the Depositor will assign to the Trustee the Receivables and its interest in the Originator's security interests in the Financed Vehicles. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Depositor, the related Servicer or the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Depositor of the Receivables and the transfer to the Trustee of the Receivables. Further, although neither the Depositor nor the Trustee will rely on possession of the Receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the Vehicles, the related Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

            A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the related Originators of their interests in the Receivables to the Depositor Seller under the related Receivables Acquisition Agreement, and the assignment by the Depositor of its interest in the Receivables to the Trustee under the related Trust Agreement are effective conveyances of the respective security interests of the related Originators and the Depositor in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Depositor will succeed to the related Originator's rights as secured party and the Trustee will succeed to the Depositor's rights as secured party.

            Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error , the notation of the related Originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In each Receivables Acquisition Agreement, the related Originators will represent and warrant, and in the related Trust Agreement, the Depositor will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the related Originator failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the related Originator's representations and warranties under the related Receivables Acquisition Agreement and the Depositor's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Depositor would be required to repurchase the related

Receivables from the Trustee and, pursuant to the related Receivables Acquisition Agreement, the related Originators would be required to repurchase such Receivables from the Depositor, in each case unless the breach were cured.

            Continuity of Perfection

            Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

            Priority of Certain Liens Arising by Operation of Law

            Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related Originators will represent and warrant to the Depositor in the related Receivables Acquisition Agreement and the Depositor will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the related Originator's repurchase obligation under the related Receivables Acquisition Agreement or the Depositor's repurchase obligation under the related Trust Agreement.

Repossession

            In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

            The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

            The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price of $3,450 or less. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

            Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

            Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing, Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

            The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

            Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the related Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

            Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and may create an obligation of the related Originator and the Depositor to repurchase such Receivable unless the breach were cured.

            Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

            In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

            As specified in the related Prospectus Supplement, the related Originators and the Depositor will represent and warrant under the related Receivables Acquisition Agreement and the related Trust Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and would create an obligation of the related Originators and the Depositor to repurchase such Receivable unless the breach were cured.

Other Limitations

            In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.

                           CERTAIN TAX CONSIDERATIONS

            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION

            The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

            The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Depositor with institutional investors through dealers;

                  3. By direct placements by the Depositor with institutional investors; and

                  4. By competitive bid.

            In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

            If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

            In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

            It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

            The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

            Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

            Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

            A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

            A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

            This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

            Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities...........................................................7
Additional Receivables......................................................12
Cede........................................................................12
CEDEL Participants..........................................................27
Certificates..............................................................1, 5
Class........................................................................1
Collection Account..........................................................30
Collection Period...........................................................32
Commission...................................................................2
Contracts.................................................................1, 5
Cooperative.................................................................27
Credit Enhancement..........................................................18
Credit Enhancer.............................................................18
Debt Securities.............................................................13
Definitive Securities.......................................................28
Depositaries................................................................26
Depositor................................................................4, 22
Direct Participants.........................................................18
Discounted Contract Balance.................................................11
Distribution Account........................................................30
Eligible Deposit Account....................................................31
Eligible Institution........................................................31
Eligible Investments........................................................30
Equity Certificates..........................................................8
ERISA.......................................................................14
Euroclear Operator......................................................27, 28
Euroclear Participants......................................................27
Exchange Act.............................................................2, 14
Finance Subsidiary..........................................................16
Fixed Income Securities......................................................6
Grantor Trust Securities....................................................13
Indenture....................................................................5
Indenture Trustee............................................................5
Indirect Participants...................................................18, 26
Insolvency Event............................................................34
Insolvency Laws.............................................................16
Interest Rate.............................................................2, 6
Investment Company Act.......................................................8
Investment Earnings.........................................................30
Issuer...................................................................4, 19
Master Trust.................................................................8
Master Trust Agreement.......................................................8
Master Trust New Issuance...................................................25
Notes.....................................................................1, 5
Originator................................................................1, 4
Participants................................................................26
Partnership Interests.......................................................13
Pass-Through Rate............................................................2
Payment Date.................................................................7
Policy....................................................................1, 5
Pool Balance................................................................22

Pool Factor.................................................................22
Pooling Agreement............................................................5
Pre-Funding Account.........................................................11
Pre-Funding Period..........................................................11
Prepayment..................................................................18
Prospectus Supplement........................................................1
Ratings Effect..........................................................17, 25
Receivables...............................................................1, 5
Receivables Acquisition Agreement...........................................19
Record Date..................................................................7
Registration Statement.......................................................2
Remittance Period............................................................7
Rules.......................................................................27
Securities...................................................................1
Securities Act...............................................................2
Security Insurer............................................................12
Securityholders..............................................................7
Senior Securities............................................................7
Servicer.....................................................................1
Servicer Defaults...........................................................33
Servicing Agreement..........................................................5
Servicing Fee...............................................................32
Servicing Fee Rate..........................................................32
Strip Securities.............................................................6
Subordinate Securities.......................................................7
Sub-Servicer.................................................................4
Terms and Conditions........................................................28
Transferor...................................................................4
Trust.....................................................................1, 4
Trust Accounts..............................................................30
Trust Agreement..............................................................6
Trust Fund................................................................1, 5
Trustee......................................................................6
Vehicles..................................................................1, 5

================================================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter(s). This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.

                               ------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                   Prospectus

                                                                          Page
                                                                          ----
PROSPECTUS SUPPLEMENT........................................................2
AVAILABLE INFORMATION........................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE....................................................................2
REPORTS TO SECURITYHOLDERS...................................................2
SUMMARY OF TERMS.............................................................4
RISK FACTORS................................................................15
THE TRUST FUNDS.............................................................19
THE ISSUERS.................................................................19
THE RECEIVABLES.............................................................20
POOL FACTORS................................................................22
USE OF PROCEEDS.............................................................22
THE DEPOSITOR...............................................................22
THE TRUSTEE.................................................................23
DESCRIPTION OF THE SECURITIES...............................................23
DESCRIPTION OF THE TRUST AGREEMENTS.........................................29
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
CERTAIN TAX CONSIDERATIONS..................................................41
ERISA CONSIDERATIONS........................................................41
METHODS OF DISTRIBUTION.....................................................41
LEGAL OPINIONS..............................................................42
FINANCIAL INFORMATION.......................................................42
ADDITIONAL INFORMATION......................................................42
INDEX OF TERMS...............................................................i

                               ------------------

================================================================================

================================================================================

                                      PSSFC
                                AUTO RECEIVABLES
                                  TRUST 1994-1

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                                  [Underwriter]

      Until ________,199_ (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in _________, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriter(s) and with respect to their unsold allotments or subscriptions.

================================================================================

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


         SEC registration fee...................  $ 208,500
         Legal fees and expenses................    200,000
         Accounting fees and expenses...........    120,000
         Blue Sky fees and expenses.............     60,000
         Rating agency fees.....................    100,000
         Owner Trustee fees and expenses........     60,000
         Indenture Trustee fees and expenses....    120,000
         Credit Enhancer .......................    200,000
         Printing and engraving.................    150,000
         Miscellaneous..........................    200,000
                                                 ----------
               Total............................ $1,418,500
                                                 ----------

----------
 * To be completed by Amendment.

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors and in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


      The agreements which the Registrant will enter into for each series of Securities will provide that the Registrant and any director, officer, employee or agent of the Registrant will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      Section 8 of the form of underwriting agreements filed as a part of
Exhibit 1 to this Registration Statement provides for indemnification of directors and officers who sign the Registration Statement and controlling persons of the Registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the Registrant, against certain liabilities.

Item 16. Exhibits.

Exhibit
-------
1.1*    -  Form of Underwriting Agreement for the Notes (PSSFC
           Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
1.2*    -  Form of Underwriting Agreement for the Certificates (PSSFC
           Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
1.3**   -  Form of Underwriting Agreement for the Notes (PSSFC Auto
           Receivables Trust and PSSFC Auto Receivables Master Trust)
1.4**   -  Form of Underwriting Agreement for the Certificates (PSSFC
           Auto Receivables Trust and PSSFC Auto Receivables Master
           Trust)



4.1*    -  Form of Indenture between the Trust and the Indenture
           Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)

4.2*    -  Form of Indenture between the Registrant and the Indenture
           Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
4.3*    -  Form of Pooling and Servicing Agreement between the Trust, the Registrant and the Servicer (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
4.4*    -  Form of Trust Agreement between the Registrant and the
           Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)

4.5**   -  Form of Indenture between the Trust and the Indenture
           Trustee (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)

4.6**   -  Form of Indenture between the Registrant and the Indenture
           Trustee (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)
4.7**   -  Form of Pooling and Servicing Agreement between the Trust, the Registrant and the Servicer (PSSFC Auto Receivables Trust and PSSFC Auto Receivables Master Trust)
4.8**   -  Form of Trust Agreement between the Registrant and the
           Trustee (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)


5.1***  -  Opinion of Dewey Ballantine LLP with respect to legality
8.1***  -  Opinion of Dewey Ballantine LLP with respect to tax matters
10.1*   -  Form of Receivables Acquisition Agreement (PSSFC Equipment
           Lease Trust and PSSFC Equipment Lease Master Trust)
10.2**  -  Form of Receivables Acquisition Agreement (PSSFC Auto
           Receivables Trust and PSSFC Auto Receivables Master Trust)

23.1*** -  Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)

99.1**  -  Form of Prospectus Supplement -- Certificates and Notes
           (PSSFC Equipment Lease Trust and PSSFC Equipment Lease
           Master Trust)

99.2*   -  Form of Prospectus Supplement-- Notes (PSSFC Equipment Lease
           Trust and PSSFC Equipment Lease Master Trust)
99.3*   -  Form of Prospectus Supplement -- Certificates (PSSFC Equipment
           Lease Trust and PSSFC Equipment Lease Master Trust)
99.4*   -  Form of Prospectus Supplement - Master Trust (PSSFC Equipment Lease
           Trust and PSSFC Equipment Lease Master Trust)
99.5**  -  Form of Prospectus Supplement -- Certificates and Notes
           (PSSFC Auto Receivables Trust and PSSFC Auto Receivables
           Master Trust)
99.6**  -  Form of Prospectus Supplement -- Notes (PSSFC Auto Receivables
           Trust and PSSFC Auto Receivables Master Trust)
99.7**  -  Form of Prospectus Supplement -- Certificates (PSSFC Auto
           Receivables Trust and PSSFC Auto Receivables Master Trust)
99.8**  -  Form of Prospectus Supplement - Master Trust (PSSFC Auto
           Receivables Trust and PSSFC Auto Receivables Master Trust)


----------

* Such Exhibits are hereby incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-79830).
** Such Exhibits are hereby incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-84918).

***   Filed herewith.


Item 17. Undertakings.


      The undersigned Registrant hereby undertakes:


      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.


      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





      (d) That,


            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form or prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 23 day of March, 1999.



                                    PRUDENTIAL SECURITIES SECURED
                                    FINANCING CORPORATION


                                    By   /s/ Vincent T. Pica, II
                                        ------------------------------
                                               Vincent T. Pica, II
                                             President and Director

      Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                     Title                    Date
        ---------                     -----                    ----



/s/ Vincent T. Pica, II    President (Principal           March 23, 1999
-------------------------  Executive Officer) and
   Vincent T. Pica, II     Director


  /s/ P. Carter Rise
-------------------------  Director                       March 23, 1999
   P. Carter Rise


  /s/  Martin Pfinsgraff
-------------------------  Director                       March 23, 1999
    Martin Pfinsgraff


  /s/ Leland B. Paton
-------------------------  Director                       March 23, 1999
   Leland B. Paton


/s/  William J. Horan      Chief Financial Officer        March 23, 1999
-------------------------  (Principal Financial
   William J. Horan        Officer and Principal
                           Accounting Officer)

                                  EXHIBIT INDEX

Exhibit

1.1*    -  Form of Underwriting Agreement for the Notes
           (PSSFC Equipment Lease Trust and PSSFC Equipment
           Lease Master Trust)
1.2*    -  Form of Underwriting Agreement for the
           Certificates (PSSFC Equipment Lease Trust and
           PSSFC Equipment Lease Master Trust)
1.3**   -  Form of Underwriting Agreement for the Notes
           (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)
1.4**   -  Form of Underwriting Agreement for the
           Certificates (PSSFC Auto Receivables Trust and
           PSSFC Auto Receivables Master Trust)



4.1*    -  Form of Indenture between the Trust and the
           Indenture Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)


4.2*    -  Form of Indenture between the Registrant and the
           Indenture Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
4.3*    -  Form of Pooling and Servicing Agreement between
           the Trust, the Registrant and the Servicer (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)
4.4*    -  Form of Trust Agreement between the Registrant
           and the Trustee (PSSFC Equipment Lease Trust and PSSFC Equipment Lease Master Trust)


4.5**   -  Form of Indenture between the Trust and the
           Indenture Trustee (PSSFC Auto Receivables Trust and PSSFC Auto Receivables Master Trust)


4.6**   -  Form of Indenture between the Registrant and the
           Indenture Trustee (PSSFC Auto Receivables Trust and PSSFC Auto Receivables Master Trust)
4.7**   -  Form of Pooling and Servicing Agreement between
           the Trust, the Registrant and the Servicer (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)
4.8**   -  Form of Trust Agreement between the Registrant
           and the Trustee (PSSFC Auto Receivables Trust and PSSFC Auto Receivables Master Trust)


5.1***  -  Opinion of Dewey Ballantine LLP with respect to
           legality
8.1***  -  Opinion of Dewey Ballantine LLP with respect to
           tax matters
10.1*   -  Form of Receivables Acquisition Agreement (PSSFC
           Equipment Lease Trust and PSSFC Equipment Lease
           Master Trust)
10.2**  -  Form of Receivables Acquisition Agreement (PSSFC
           Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)

23.1*** -  Consent of Dewey Ballantine LLP (included in Exhibits
           5.1 and 8.1)

99.1**  -  Form of Prospectus Supplement-- Certificates and
           Notes (PSSFC Equipment Lease Trust and PSSFC
           Equipment Lease Master Trust)
99.2*   -  Form of Prospectus Supplement -- Notes (PSSFC
           Equipment Lease Trust and PSSFC Equipment Lease
           Master Trust)
99.3*   -  Form of Prospectus Supplement -- Certificates
           (PSSFC Equipment Lease Trust and PSSFC Equipment
           Lease Master Trust)
99.4*   -  Form of Prospectus Supplement - Master Trust
           (PSSFC Equipment Lease Trust and PSSFC Equipment
           Lease Master Trust)
99.5**  -  Form of Prospectus Supplement-- Certificates and
           Notes (PSSFC Auto Receivables Trust and PSSFC
           Auto Receivables Master Trust)
99.6**  -  Form of Prospectus Supplement -- Notes (PSSFC
           Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)
99.7**  -  Form of Prospectus Supplement -- Certificates
           (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)
99.8**  -  Form of Prospectus Supplement - Master Trust
           (PSSFC Auto Receivables Trust and PSSFC Auto
           Receivables Master Trust)

----------

* Such Exhibits are hereby incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-79830). ** Such Exhibits are hereby incorporated by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-84918).

*** Filed herewith.